Exhibit 99.1

Silvercrest Asset Management Group Inc. to Acquire

Jamison, Eaton & Wood

New York, NY – March 30, 2015 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company”) today announced that Silvercrest Asset Management Group LLC (“Silvercrest”) has signed a definitive agreement to acquire certain assets of Jamison, Eaton & Wood, Inc. (“Jamison”) for approximately $12 million in cash, notes, stock and deferred consideration in the form of a cash earnout. With offices in Bedminster and Princeton, NJ, Jamison is a registered investment advisor that oversees nearly $1 billion in total assets, primarily on behalf of high-net-worth families. The firm also advises on sizeable non-discretionary assets for private and public institutions.

The acquisition is expected to close during the second quarter of this year. The combined firm will have nearly $19 billion of assets under management.

According to Richard R. Hough III, CEO and president of Silvercrest, “Jamison has a proud 40-year history as an investment boutique, and is well-regarded for its client service and dedication to sound financial management.” He noted that the strategic acquisition will strengthen Silvercrest’s presence in the greater New York market.

Keith H. Wood, CEO and a founder of Jamison, said, “We sensed from the outset of our conversations with Silvercrest that combining forces could create meaningful benefits for clients of both organizations. Our shared values make this an unusually good fit, and we are genuinely excited about working together in ways that can enhance the future for all clients, employees and stockholders.”

Mr. Hough added, “Our new partners and colleagues from Jamison share Silvercrest’s vision to deliver excellent investment performance and superb client service, within a work environment that prizes integrity and collegiality.”

About Jamison
Jamison is an independent, owner-managed registered investment advisor, founded in 1972. On behalf of its clients, the firm seeks to construct diversified portfolios of securities designed to mitigate risk and generate above average returns.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston and Virginia, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

Forward-Looking Statements and Other Disclosures

Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as "may", "might", "will", "should", "expects", "intends", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue", the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are only predictions based on our current expectations and projections about our acquisition of certain assets of Jamison. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include but are not limited to: incurrence of net losses, fluctuations in quarterly and annual results, adverse economic or market conditions, our expectations with respect to future levels of assets under management, inflows and outflows, our ability to retain clients from whom we derive a substantial portion of our assets under management, our ability to maintain our fee structure, our particular choices with regard to investment strategies employed, our ability to hire and retain qualified investment professionals, the cost of complying with current and future regulation, coupled with the cost of defending ourselves from related investigations or litigation, failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct, our expected tax rate, and our expectations with respect to deferred tax assets,  adverse economic or market conditions, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand, failure to successfully integrate the acquired assets into our business and other factors disclosed under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2014.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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